Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES CORPORATION REPORTS PROFITABLE FIRST QUARTER OF FISCAL YEAR 2024

AND HIGHEST QUARTERLY REVENUE IN NEARLY TEN YEARS

Quarterly Earnings Strengthen by Significant Demand for Newly Released Mariner™ Seismic Data Acquisition Product

HOUSTON, TX – February 7, 2023 - Geospace Technologies Corporation (NASDAQ: GEOS) (the “Company”) today announced results for its first quarter ended December 31, 2023. For the three-months ended December 31, 2023, Geospace reported revenue of $50.0 million, a 60% increase compared to revenue of $31.1 million for the comparable year-ago quarter. Net income for the three-months ended December 31, 2023 was $12.7 million, or $0.94 per diluted share, compared to a net loss of $0.1 million, or ($0.01) per diluted share, for the quarter ended December 31, 2022.

Management’s Comments

Walter R. (“Rick”) Wheeler, President and CEO of the Company said, “We’re gratified to see the first quarter of fiscal year 2024 mark our fourth straight quarter of profitability. In conjunction with an improved industry demand for products in our Oil and Gas Markets segment, our financial discipline and streamlining of operations over the last year have helped carry profitability into the new fiscal year. Recorded revenue of $50 million represents the highest quarterly figure achieved in nearly ten years, and net income exceeding $12.7 million solidly demonstrates the sort of value we strive to deliver to our shareholders. Demand for our newest technology ocean bottom node, known as the Mariner™, was paramount in delivering our first quarter performance. As previously announced, a $20 million rental contract for a Mariner system was converted to a $30 million sale in late December. This brought a significant amount of revenue forward in the first quarter that would have otherwise been received from the rental contract over the course of the year. Although we don’t anticipate another such sale imminently, this transaction serves as a stark reminder of how commerce in our Oil and Gas Markets segment can be very lumpy from quarter to quarter.

Navigating these ups and downs is familiar territory for Geospace, and we are encouraged by industry reports of major energy companies beginning to invest more broadly in conventional seismic exploration and 4D time-lapse monitoring projects. Each of these benefit from our latest technology offerings such as our Mariner and Aquanaut ocean bottom nodes. This leads us to anticipate healthy utilization of our ocean bottom node fleet during the second half of the fiscal year.

Our Adjacent Markets segment experienced a modest decrease in first quarter revenue compared to last year. We believe the reduction reflects customers working through larger purchases made in earlier quarters to stay ahead of supply chain concerns. Despite the slight reduction in revenue, we expect this segment to see continued overall growth and remain strong into the foreseeable future. We believe our strategy for this segment to deliver stable, predictable, and profitable revenue to our bottom line is working. Moreover, our confidence in this segment’s continued improvement increases as the demand for smart infrastructure solutions expands, both domestically and abroad. This is further evidenced by the recent signing of a modest contract for our Aquana smart water valves which should begin contributing to revenue in the next quarter.

Our Emerging Markets segment generated a small amount of revenue in the first quarter through existing contracts between our Quantum subsidiary and the US Federal government. The opportunity for additional contracts with the Customs and Border Protection agency is solid, but those government decisions are not expected until later in the calendar year. Progress toward significant revenue contributions from this segment have developed more slowly than desired. However, quoting activities from energy companies for carbon capture monitoring projects as well as other new and unique applications for Quantum’s analytical methods have increased. Despite the high public interest in carbon capture, utilization, and storage, these projects appear to move slowly as country requirements and industry commitments evolve.”

Oil and Gas Markets Segment

First quarter revenue from the Company’s Oil and Gas Markets segment totaled $39.9 million for the three months ended December 31, 2023. This compares to $20.1 million in revenue for the same period a year ago, an increase of 98%. Revenue of the magnitude achieved in the three months ended December 31, 2023, is not expected to reoccur in the foreseeable future.

Wireless Seismic Exploration Products revenue totaled $38.1 million for the quarterly period, a $20.8 million increase in revenue over the prior year period. The increase in revenue is largely due to the $30 million purchase of the Company’s Mariner™, a shallow water ocean bottom node. The increase in revenue is partially offset by a decrease in the utilization of our OBX rental fleet as compared to the same prior year period.

Adjacent Markets Segment

Revenue from the Company’s Adjacent Markets segment totaled $9.8 million for the three-month period ended December 31, 2023. This compares with $10.8 million from the equivalent year ago period, representing a decrease of 9%. The decrease in revenue is the result of lower demand for the Company’s smart water meter cable and connector products.

Emerging Markets Segment

The Company’s Emerging Markets segment generated revenue of $0.2 million for the three-month period ended December 31, 2023. This compares with $0.1 million from the equivalent year ago period. The Emerging Market segment has a backlog of approximately $1.8 million that will be recognized during fiscal year 2024.

Balance Sheet and Liquidity

For the three-month period ended December 31, 2023, the Company generated $2.7 million in cash and cash equivalents from operating activities. The Company used $2.7 million of cash from investing activities that included $2.6 million invested in rental equipment and $0.8 million invested in property, plant and equipment, partially offset by $.6 million in proceeds from the sale of rental equipment. As of December 31, 2023, the Company had $34.0 million in cash, cash equivalents and short-term investments, and maintained an additional borrowing availability of $14.9 million under its bank credit agreement with no borrowings outstanding. The Company additionally owns unencumbered property and real estate in both domestic and international locations. In fiscal year 2024, management anticipates a capital expenditure budget of $7.0 million including $5.0 million earmarked for additions to its rental equipment.

Conference Call Information

The Company will host a conference call to review its first quarter fiscal year 2024 financial results on February 8, 2024, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Participants can access the call at (800) 267-6316 (US) or (203) 518-9814 (International). Please reference the conference ID: GEOSQ124 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of the Company’s website at www.geospace.com.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in vibration sensing and highly ruggedized products which serve energy, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 600 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange as GEOS. For more information, visit www.geospace.com.

Media Contact: Caroline Kempf, ckempf@geospace.com, 321.341.9305

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward- looking statements include, statements regarding our expected operating results and expected demand for our products in various segments. These forward-looking statements reflect our current judgment about future events and trends based on currently available information. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10- Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum or OptoSeis® or Aquana technology transactions to yield positive operating results, decreases in commodity price levels, the continued adverse impact of COVID-19, which could reduce demand for our products, the failure of our products to achieve market acceptance (despite substantial investment by us), our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, inability to collect on promissory notes, lack of further orders for our OBX systems, failure of our Quantum products to be adopted by the border and security perimeter market or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K or in our other periodic reports could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward- looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable securities laws and regulations.

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GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended
	December 31, 2023	December 31, 2022
Revenue:
Products	$43,714	$19,548
Rental	6,318	11,561
Total revenue	50,032	31,109
Cost of revenue:
Products	23,842	15,365
Rental	3,954	5,210
Total cost of revenue	27,796	20,575

Gross profit	22,236	10,534

Operating expenses:
Selling, general and administrative	5,826	6,435
Research and development	3,602	4,258
Provision for credit losses	(29)	120
Total operating expenses	9,399	10,813

Income (loss) from operations	12,837	(279)

Other income (expense):
Interest expense	(56)	(39)
Interest income	235	156
Foreign currency transaction gains (losses), net	(163)	107
Other, net	(74)	(12)
Total other income (expense), net	(58)	212

Income (loss) before income taxes	12,779	(67)
Income tax expense	100	30
Net income (loss)	$12,679	$(97)

Income (loss) per common share:
Basic	$0.96	$(0.01)
Diluted	$0.94	$(0.01)

Weighted average common shares outstanding:
Basic	13,251,360	13,067,991
Diluted	13,460,516	13,067,991

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share amounts)

(unaudited)

	December 31, 2023	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$18,907	$18,803
Short-term investments	15,051	14,921
Trade accounts and note receivable, net	41,969	21,373
Inventories, net	21,839	18,430
Prepaid expenses and other current assets	2,227	2,251
Total current assets	99,993	75,778

Non-current inventories, net	24,888	24,888
Rental equipment, net	15,242	21,587
Property, plant and equipment, net	24,083	24,048
Non-current trade accounts receivable	1,510	—
Operating right-of-use assets	653	714
Goodwill	736	736
Other intangible assets, net	4,696	4,805
Other non-current assets	438	486
Total assets	$167,383	$153,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$6,190	$6,659
Operating lease liabilities	261	257
Other current liabilities	14,161	12,882
Total current liabilities	20,612	19,798

Non-current operating lease liabilities	439	512
Deferred tax liabilities, net	25	16
Total liabilities	21,076	20,326

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.01 par value, 20,000,000 shares authorized; 14,159,082 and 14,030,481 shares issued, respectively; and 13,317,090 and 13,188,489 shares outstanding, respectively	142	140
Additional paid-in capital	96,444	96,040
Retained earnings	74,539	61,860
Accumulated other comprehensive loss	(17,318)	(17,824)
Treasury stock, at cost, 841,992 shares	(7,500)	(7,500)
Total stockholders’ equity	146,307	132,716
Total liabilities and stockholders’ equity	$167,383	$153,042

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income (loss)	$12,679	$(97)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income tax expense (benefit)	8	(6)
Rental equipment depreciation	3,313	3,247
Property, plant and equipment depreciation	822	1,017
Amortization of intangible assets	109	238
Amortization of premiums (accretion of discounts) on short-term investments	(115)	5
Stock-based compensation expense	406	370
Provision for credit losses	(29)	120
Inventory obsolescence expense	20	1,380
Gross profit from sale of rental equipment	(19,350)	(3,092)
Gain on disposal of property, plant and equipment	—	(47)
Effects of changes in operating assets and liabilities:
Trade accounts and note receivable	8,001	(6,846)
Inventories	(4,059)	(5,188)
Other assets	179	886
Accounts payable trade	(478)	1,924
Other liabilities	1,146	1,225
Net cash provided by (used in) operating activities	2,652	(4,864)

Cash flows from investing activities:
Purchase of property, plant and equipment	(779)	(265)
Proceeds from the sale of property, plant and equipment	—	47
Investment in rental equipment	(2,558)	(162)
Proceeds from the sale of rental equipment	597	622
Net cash provided by (used in) investing activities	(2,740)	242

Cash flows from financing activities:
Payments on contingent consideration	—	(175)
Net cash used in financing activities	—	(175)

Effect of exchange rate changes on cash	192	43
Increase (decrease) in cash and cash equivalents	104	(4,754)
Cash and cash equivalents, beginning of fiscal year	18,803	16,109
Cash and cash equivalents, end of fiscal period	$18,907	$11,355

SUPPLEMENTAL CASH FLOW INFORMATION:
Accounts receivable related to the sale of rental equipment	$30,048	$4,505
Inventory transferred to rental equipment	593	7

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2023	December 31, 2022
Oil and Gas Markets segment revenue:
Traditional seismic exploration product revenue	$1,763	$2,755
Wireless seismic exploration product revenue	38,073	17,238
Reservoir product revenue	73	155
	39,909	20,148

Adjacent Markets segment revenue:
Industrial product revenue	6,443	7,930
Imaging product revenue	3,372	2,892
	9,815	10,822
Emerging Markets segment revenue:
Border and perimeter security product revenue	234	93

Corporate	74	46
Total revenue	$50,032	$31,109

	Three Months Ended
	December 31, 2023	December 31, 2022
Operating income (loss):
Oil and Gas Markets segment	$14,563	$2,406
Adjacent Markets segment	2,034	1,747
Emerging Markets segment	(625)	(1,213)
Corporate	(3,135)	(3,219)
Total operating income (loss)	$12,837	$(279)